UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2011

ITC Holdings Corp.

(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27175 Energy Way, Novi, Michigan		48377
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 248-946-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Issuance of ITC Midwest First Mortgage Bonds, Series E

On November 29, 2011, ITC Midwest LLC (“ITC Midwest”), a wholly-owned subsidiary of ITC Holdings Corp., entered into a Bond Purchase Agreement, dated as of November 29, 2011 (the “Purchase Agreement”), and the Sixth Supplemental Indenture (as defined below) for the issuance of $100,000,000 aggregate principal amount of 3.50% First Mortgage Bonds, Series E due 2027 (the “Series E Bonds”) in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Series E Bonds will be sold by ITC Midwest to accredited investors (as defined by Rule 501(a) of the Securities Act) (the “Purchasers”) pursuant to the Purchase Agreement. ITC Midwest has agreed to sell the Series E Bonds subject to the satisfaction of certain terms and conditions provided in the Purchase Agreement.

The Series E Bonds will be issued under ITC Midwest’s first mortgage and deed of trust (the “First Mortgage and Deed of Trust”), dated January 14, 2008, between The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the sixth supplemental indenture thereto, dated as of November 29, 2011, between ITC Midwest and the Trustee (the “Sixth Supplemental Indenture,” collectively with the First Mortgage and Deed of Trust, the “Midwest Indenture”). The Series E Bonds will be secured by a first mortgage lien on substantially all of ITC Midwest’s real and tangible personal property equally with all other securities theretofore or thereafter issued under the First Mortgage and Deed of Trust, with such exceptions as described in, and such releases as permitted by, the Midwest Indenture.

Interest on the Series E Bonds will be payable semi-annually on June 30 and December 31 of each year, commencing on June 30, 2012 at a fixed rate of 3.50% per annum. ITC Midwest may redeem the Series E Bonds, in whole or in part, in an amount not less than $5,000,000 in aggregate principal amount in the case of a partial redemption, at any time or from time to time with not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (a) 100% of the principal amount of such Series E Bonds, (b) accrued and unpaid interest thereon to the redemption date and (c) a make-whole amount, if any, determined using a discount rate of treasuries plus 50 basis points. ITC Midwest is required, subject to certain exceptions, to redeem the Series E Bonds in part or repay other senior secured debt to the extent dispositions of mortgaged property during any consecutive 12 month period yield net proceeds exceeding 10% of the value of the mortgaged property. In such event, the redemption price shall be equal to the sum of (a) 100% of the principal amount of such Series E Bonds, (b) accrued and unpaid interest thereon to the redemption date and (c) a make-whole amount, if any, determined using a discount rate of treasuries plus 50 basis points. The principal amount of the Series E Bonds is payable on January 19, 2027.

The Series E Bonds and the Midwest Indenture contain events of default customary for such a transaction, including, without limitation, failure to pay interest on any Security (as defined in the Midwest Indenture) for five days after becoming due; failure to pay principal on any Security when due; failure to comply with material covenants contained in the Midwest Indenture or to give notice of the occurrence of an Event of Default (as defined in the Midwest Indenture), subject to a 10-day cure period; failure to comply with other covenants contained in the Midwest Indenture or the Purchase Agreement, subject to a 30-day cure period; breaches of representations and warranties; defaults in respect of obligations relating to certain debt; certain unsatisfied judgments; certain material ERISA events; termination of transmission service; termination of material transmission documents; the validity of the security interests in the mortgaged property; ownership of equity interest in ITC Midwest by any party other than ITC Holdings Corp.; the loss of a substantial portion of the transmission system; and certain events relating to reorganization, bankruptcy and insolvency of ITC Midwest. Any holder of the Securities may accelerate its Securities (rather than all the Securities) pursuant to any payment Event of Default; and the Trustee or holders of not less than twenty-five percent (25%) of the outstanding principal amount of the Securities may accelerate all the Securities pursuant to any Event of Default.

The foregoing description of the Midwest Indenture does not purport to be a complete statement of the parties’ rights thereunder. The foregoing description of the Midwest Indenture is qualified in its entirety by reference to the First Mortgage and Deed of Trust, which was filed as Exhibit 4.19 to ITC Holdings Corp.’s Current Report on 8-K dated February 1, 2008 and the Sixth Supplemental Indenture, which is attached hereto as Exhibit 4.30, and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Series E Bonds will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

4.30	Sixth Supplemental Indenture, dated as of November 29, 2011, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.) as trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 30, 2011

ITC Holdings Corp.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

4.30	Sixth Supplemental Indenture, dated as of November 29, 2011, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.) as trustee

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